APPRAISAL REPORT I25111

CAPACITY ASSESSMENT OF MACHINERY AND EQUIPMENT

GULF RESOURCES, INC.

28 OCTOBER 2011

中證
Room 1701 17/F Jubilee Centre 18 Fenwick Street Wanchai Hong Kong 香港灣仔分域街 18 號捷利中心 17 樓 1701 室
Tel (852) 2877 8330 Fax (852) 2877 6718 Email info@grantsherman.com www.grantsherman.com

TABLE OF CONTENTS

1. INTRODUCTION

In accordance with the instructions Gulf Resources, Inc. (the "Gulf Resources" or "the Company"), located at No.99, Wenchang Road, Chenming Industrial Park, Shouguang City, Shandong Province, PRC 262704, we, Grant Sherman Appraisal Limited, on 17th to 20th October, 2011, carried out Visual Inspection and Capacity Assessment of Machinery and Equipment of Bromine Manufacturing Plants of Shouguang City Haoyuan Chemical Company Limited, Shouguang City, Shandong province, the PRC.

As informed by the Gulf Resources, the Bromine manufacturing plants are located at the below locations of Shouguang City, which including Plant No. 1, No.1-2nd branch, No.2, No. 3, No.4, No.5, No. 6, No.7, No.8 and No.9, (一厂、一厂二分厂、二厂、三厂、四厂、五厂、六厂、七厂、八厂 & 九厂). A location plan has been incorporated in Appendix A for reference.

Plant No.	Address
No. 1	寿光羊口镇
No.1-2nd branch	寿光清水泊农场
No.2	寿光清水泊农场
No.3	东营市六户镇三厂
No.4	寿光市羊口镇
No.5	寿光市羊口镇
No.6	寿光市寒亭区
No.7	寿光市羊口镇
No.8	寿光市营里镇
No.9	寿光市羊口镇

2. BACKGROUND

Gulf Resources, Inc. is a holding company listed on the NASDAQ Global Select Market in the United States (ticker symbol "GURE."). The Company, together with two wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC") and Shouguang Yuxin Chemical Industry Company Limited ("SYCI"), collectively referred to as the "Group", are principally engaged in production and distribution of bromine and crude salt, and manufacturing and sales of chemical products. Gulf Resources explore bromine in ten manufacturing plants in Shandong province through SCHC, the machinery and

equipment involved in the bromine production including settlement tank, blow-out tower, steam boiler, Sulphur burner, Sulphuric acid tank, L.V. & H.V. electric system, spray tower, absorption tower, distillation tower, bromine well, bromine tank and other related machineries.

3. GEOGRAPHICAL ENVIRONMENT OF SHOUGUANG CITY

Shouguang City is located in central Shandong Peninsula, at longitude 118 ° 32'-119 ° 10 ' and latitude 36 ° 41'-37 ° 19'. It has a coastline of approximately 56 kilometers, with a total area of 2180 square kilometers, the terrain is primarily plains. Shouguang City is one of the opening cities in the PRC.

The climate of Shouguang City is warm temperate continental monsoon. Semi-humid, warm temperate with four distinct seasons, the annual average temperature is around 12.4 ° Celsius, the average annual rainfall is approximately 608 mm, with adequate sun light, frost-free period of 195 days. The weather was affected by the alternating cold and warm air, forming a "drought in spring, hot and rainy in summer, autumn dry with cool, winter dry and cold, with little snow."

4. INTRODUCTION OF BROMINE

Bromine is the only liquid nonmetallic element at room temperature and one of the five elements on the periodic table that are liquid at or close to room temperature. It is highly toxic and extremely reactive, requiring proper precautions when handled. At room temperature, bromine is a thick, reddish brown volatile liquid. The substance is found naturally in bromides, or compounds of bromine, which are extracted from salt lakes, seawater and underground brine wells. Elemental bromine is produced by extracting the bromine ion from natural brine.

Elemental bromine is used for manufacturing of flame retardants, pharmaceuticals, paper, dyes, insect repellents, drilling fluids, perfumes, photographic chemicals, water-treatment chemicals, and sanitizers. Bromine is also a key component of other chemicals.

Crude salt is a basic material used in the chemical industry. It is the principal material in alkali production as well as chlorine alkali production and is widely used in the manufacturing and national defense industries.

United States is the largest producer of bromine in the world; China is now the world's third largest bromine producer after Israel. The production of bromine is currently over 150,000 metric tons/year in China, but demand for bromine continues to outpace supply. Global bromine sales are approximately $2 billion with more than $300 million originating from China.

5. MANUFACTURE OF BROMINE

There are a few methods for manufacturing of Bromine from seawater, salt lakes and brine wells. The major methods include steaming method and air-blowing method. The Company has adopted the air-blowing method for manufacturing in which chlorine is used in the extraction process and sulphur or soda is used to absorb the elemental bromine. This production method is simple, with bromine extraction rates reaching 70-80%. The process can also be completed in a closed system, imposing minimal strain on the environment.

Air blowing acid manufacturing method is affected by temperature. The salt area in the northern district can work throughout the year, even in winter when the temperature is below 0 ℃, bromine can still be manufactured in normal production process, only with lower production rates.

Brine fluid is pumped through pipeline to the blow-out tower, acid and hydrogen are added to the discharge pipe of the pump, a mixture of brine acidification hydrogenated spray is blown from the upper part of the tower, the air blower generates an air flow from the bottom to the top. When the brine meets the air, the free bromine is resolved by blow off. Waste fluid was discharged into the solar salt from the tower bottom.

The mixtures discharged from the top of the tower blowing gas is then absorbed by the mixture of sulfur dioxide and mist, the formation of the liquid to become the primary acid, and imported to the acid storage pool, purified air from the foam catching through the air blower agitation, blow into the bottom of the tower, recycling in the system. Primary acid was added from the top of distillation tower, water vapor and hydrogen are injected from the

bottom access. Acid from top to bottom along the primary flow and contacted with hydrogen and water vapor exposure, continue to be oxidation, distillation, bromine discharged from the top, separated by condensation, and collected accurately.

The manufacturing process of bromine involves four main stages:

(a) Oxidation of bromide ions into bromine.

(b) Bromine vapour removal.

(c) Hydrogen bromide production.

(d) Oxidation of hydrogen bromide to bromine.

(a) Oxidation of bromide ions to form bromine

- Sea water contains approximately 50g/m^3 of bromine, or underground brine well contains approximately 200 ~ 350g/m^3 of bromine, are not suitable to use the steaming process to recovery of bromine. This bromine is removed from the sea water or brine well by displacement of the bromide ions using chlorine:

$$Cl_{2(g)} + 2Br \rightarrow 2Cl^{-}{}_{(aq)} + Br_{(g)}$$

- The acidity is adjusted to pH 3.5 – 4.0 to prevent hydrolysis of the liberated bromine and chlorine:

$$Br_{2(g)} + H_2O_{(l)} \rightarrow HBr_{(aq)} + HOBr_{(aq)}$$

$$Cl_{2(g)} + H_2O_{(l)} \rightarrow HCl_{(aq)} + HOCl_{(aq)}$$

(b) Bromine vapour removal

- Bromine mixture is air blown, by large fans, through the reaction mixture.

(c) Production of hydrogen bromide

- A fine mist of sulphur dioxide and water are mixed with the bromine vapour.
- The hydrogen bromide and sulphuric acid mist formed are removed from the air by passing the mist through a layer of glass fibre, causing the acids to condense.

$$Br_{2(g)} + SO_{2(g)} + 2H_2O_{(l)} \rightarrow 2HBr_{(g)} + H_2SO_{4(g)}$$

- The bromine at this stage is 2200 times more concentrated than it is in sea water.

(d) Oxidation of hydrogen bromide to bromine

- The acid is oxidised with chlorine to liberate bromine:

$$2HBr_{(g)} + Cl_{2(g)} \rightarrow Br_{2(aq)} + 2HCl_{(aq)}$$

- This is achieved by feeding the hydrogen bromide into the top of a tower to meet a counter-current stream of steam and chlorine.

- The bromine vapour is removed from the mixture by steam distillation.
- The hot vapour mixture is condensed to form an aqueous layer of bromine, which is then dried using concentrated sulphuric acid.


H2SO4(aq)
Cl2(g)
Cl2(g) + 2Br-(aq) → 2Cl-(aq) + Br2(g)
sea water
Br2(g) + SO2(aq) + 2H2O(l) → 2HBr(g) + H2SO4(g)
BLOWING OUT TOWER
SO2(g)
fresh water
sea water
HBr(aq) and H2SO4(aq)
hot vapour mixture
CONDENSER
SEPARATOR
X
damp bromine
STEAMING OUT TOWER
Cl2(g)
steam
2HBr(g) + Cl2(g) → Br2(aq) + 2HCl(aq)
concentrated H2SO4 (absorbs water)
DRYER
Y
pure bromine
HEAT
COOL
Oxidation of bromide ions to form bromine.
Production of hydrogen bromide.
Oxidation of hydrogen bromide to bromine.

Sources: www.4college.co.uk


生产工艺流程图
氯气
吸收
蒸馏
氯气
蒸汽
废液
冷凝
卤水
稀酸
酸化
溴尾气
成品
原料卤水
鼓风
分离
包装

6. INSPECTION AND DESK STUDY OF BROMINE PLANTS

We carried out our site inspection from 17th to 20th October 2011, accompanied by Mr. Miao Naihui the COO, Mr. Li Min the CFO, and Mr. Frank Guo, the Company's Representative. Our inspection covered plants no. 1, 4, 5, 7 & 8. In the course of our inspection, we accepted the inventory furnished by the Client as a proper description of the machinery and equipment. We visited the locations to verify the existence of the equipment, and to gather information relating to its condition, construction materials and structure. At the time of our inspection, we took photographs as a record of the condition of the assets. Please refer to Appendix B for details.

Our desk study makes reference to the available journal, Bromine chemical engineering, salt industry engineering and research papers, such as 卤水化工 & 鹽化工藝學, etc.

7. FACTORIES AFFECTING BROMINE MANUFACTURING

7.1 Brine well and pumps

Brine is extracted from the ground, the brine well, pumps and Bromine concentration is the primary concern in the manufacturing process. It is noted that recently Gulf Resources experienced a slightly lower Bromine concentration in some factories, the remedial method is to improve by the construction of deeper wells, which can stabilize the brine content.

The calculation of total volume of brine extracted from the brine wells per year is as follow:-

$$V_{Total} = NxDxTxQxKx\eta$$

V_{Total} = Total Volume of Brine Extracted from the Wells (t/a)
N = Number of the Wells (units)
D = Working Days per Year (day)
T = Working Time per Day (hours)
Q = Pump Flow Rate, (cu.m/h)
K = 1, Brine Supply
η = Efficiencyof Pump (%)

7.2 Storage Tanks/Ponds and Transmission Channels

The transmission channels are responsible for transmitting the brine extracted from the wells to the storage tanks/ponds, the construction and capacity of the storage tanks and transmission channels directly controls the production capacity of the manufacturing plants, such as the gradient of the channel, the available volume flow rate, the loss rate of brine and the volume of the storage tanks/ponds.

7.3 Rate of Blow-out, Absorption and Steam-out

As descripted in paragraph 5, Bromine manufacturing involves many processes and some crucial elements should be addressed. The purpose of acidification is to control the pH value, to prevent the dissolve of Bromine and Chlorine, and to ensure a blow-out rate not less than 90%, so that the pH value of the brine after acidification should be between 3.5 and 4. The oxidation of Bromine ions to form Bromine, is to control by the ratio of chlorine, theoreitically the ratio is 1 : 0.433 kg, but actually may be at 120~150%.

(a) $$\text{Blow-out Rate} = \frac{\text{The Bromine blow-out by air}}{\text{Bromine Content x Oxidation Rate \%}} \times 100\%$$

Blow-out rate affected by the temperature and pressure, i.e. at 40 °C, the steaming pressure is 52.26kPa, at 0 °C, the steaming pressure is 8.79kPa. We may say that at 40 °C, the steaming pressure of bromine is 5 times higher than 0 °C.

Air to Brine fluid ratio: $B = \frac{W}{C}$

B = air to brine fluid ratio

W = Bromine content in brine fluid, g/m^3

C = Bromine content in air and brine vapour mixture, g/m^3

In same temperature, air to brine fluid ratio↑, blow-out rate↑. In general, the ratio is 65 : 1.

(b) $$\text{Absorption Rate} = 100 - \frac{\text{Bromine content in final mixture}}{\text{Bromine content in vapour mixture}} \times 100\%$$

The factors affecting the absorption rate includes the concentration of sodium carbonate, the temperature, the height and the diameter of the tower. Generally, the required concentration should not be less than 1.4 mol/L of Na_2CO_3,. The temperature should be higher than ambient, properly increase the diameter and height of the tower is beneficial to the absorption rate. Another concern is to control the Bromine content in the final mixture (尾氣含溴量), which should less than 0.05mg/L.

(c) $$\text{Steam-out Rate} = 100 - \frac{\text{Bromine content in Waste Fluid (g/L)}}{\text{Bromine content in Finish Fluid (g/L)}} \times 100\%$$

The factors affecting the steam-out rate includes the quantity of acid added, pre-heat temperature of absorption finish fluid, temperature of bromine steaming exhaust, and temperature of cooling water in bromine steam. It is necessary to control the absorption finish fluid at pH 1~2 and the temperature at not less than 30 °C, temperature of bromine steaming exhaust at 80~85 °C, and the condense water of bromine steam at 14~27 °C.

8. DESIGN REVIEW TO THE PLANT AND MACHINERY

In order to understand the production capacity of the Company, we have reviewed the design of the plant and machinery of the factories. We assumed that in an ideal situation, the maximum production results should be obtained. Since the Company has adopted the

air-blowing method in its manufacturing process, we have studied the production flow of the plants and noted that the critical path in production is the supply of brine from the wells and supply of brine to the blow-out tower, the other process such as supply of bromine and discharge of treated water are not considered as critical.

(1) Submersible Pump

Submersible Pumps are used in brine well for extraction of brine fluid to the transmission channels, which including three type of pumps:

- 8-60-3/3kw
- 15-65/5.5kw
- 4-75-8/4kw

The average volume flow rate of the submersible pump is $9m^3/h$.

(2) Transmission Channels

The transmission channels transmit the brine extracted from the wells to the storage ponds, the length varies from 3,500m to 25,000m with an average cross section area of $0.64m^2$.

(3) Brine Well

The number of brine wells at each plant varies from 80 units to 2,265 units.

(4) Brine Supply Pump

SH series pump is used for brine supply in blow-out tower, SH series pumps are splitcase centrifugal pumps which pump clear water and liquid with chemical composition similar to water, the power ranges from 132 to 380KW.

(5) Electric Blower

The power of the electric blower is from 90 to 185 KW.

(6) Absorption Tower

1. The diameter of the absorption tower is from 4,500 to 7,000mm.
2. The height of the absorption tower is from 15,500 to 20,000mm

(7) Blow-out Tower

3. The diameter of the blow-out tower is from 4,800 to 7,500mm.
4. The height of the blow-out tower is from 15,500 to 20,000mm

9. ASSESSMENT TO THE MANUFACTURING CAPACITY

9.1 Summary Technical Specification of the Gulf Resources Manufacturing Plants

豪源化工各溴素厂主要技术参数一览表

Plant No.	Model /power of Submersible Pump	Length of Channel (m)	Well Qty (unit)	Brine Storage Pond (LxWxD)	Bromine Content (mg/l)	Intake Pipe of Blow-out Tower (Dia. / L)	Model /power of Centrifugal Pump (Blow-out Tower)
No. 1	8-60-3/3kw、15-65/5.5kw、8-75-4/4kw	23500	2265	80×80×3、100x150x4	223	800mm/35m	20sh-20A/216KW
No.1-2nd branch	8-60-3/3kw、15-65/5.5kw、8-75-4/4kw	3500	80	128x87x3	211	400mm/90m	20sh-19A/132kw
No.2	8-60-3/3kw、15-65/5.5kw、8-75-4/4kw	16451	825	26×500×3	204	500mm/50m	24sh-19/380kw
No.3	8-60-3/3kw、15-65/5.5kw、8-75-4/4kw	13730	755	150×150×3	198	500mm/50m	24sh-19/380kw
No.4	8-60-3/3kw、15-65/5.5kw、8-75-4/4kw	13500	732	74×101×4.2	203	500mm/12m	20SH-20/238 kw
No.5	8-60-3/3kw、15-65/5.5kw、8-75-4/4kw	12830	718	80×40×4	207	500mm/40m	20SH-20/238 kw
No.6	8-60-3/3kw、15-65/5.5kw、8-75-4/4kw	13600	694	140×120×4	202	500mm/41m	20SH-20/239 kw, 2台
No.7	8-60-3/3kw、15-65/5.5kw、8-75-4/4kw	22500	650	80×60×4.5	206	500mm/40m	20sh-19A/132kw
No.8	8-60-3/3kw、15-65/5.5kw、8-75-4/4kw	25000	630	200×200×5	190	500mm/35m	20sh-19A,2台
No.9	8-60-3/3kw、15-65/5.5kw、8-75-4/4kw	20800	409	80×100×3	185	400mm/80m	20sh-19A/132kw

Sources : Information from the Gulf Resources

9.2 Total Weight of Bromine Extracted from the Wells (ton/year)

Plant No.	*No. of Well	*Working Day per Year	*Working Time per Day	Pump Flow Rate (m^3/h)	Brine Contain	Pump Efficiency	Total Volume of brine extracted (m^3/year)	*Bromine Content (kg/m^3)	Bromine Extraction Efficiency	Total Weight of Bromine Extracted (ton/year)
#No. 1	1865	365	24	9	1	0.75	110,277,450	0.223	0.9	22,133
#No.1 2nd branch	480	365	24	9	1	0.75	28,382,400	0.211	0.9	5,390
No.2	825	365	24	9	1	0.75	48,782,250	0.204	0.9	8,956
No.3	755	365	24	9	1	0.75	44,643,150	0.198	0.9	7,955
No.4	732	365	24	9	1	0.75	43,283,160	0.203	0.9	7,908
No.5	718	365	24	9	1	0.75	42,455,340	0.207	0.9	7,909
No.6	694	365	24	9	1	0.75	41,036,220	0.202	0.9	7,460
No.7	650	365	24	9	1	0.75	38,434,500	0.206	0.9	7,126
No.8	630	365	24	9	1	0.75	37,251,900	0.19	0.9	6,370
No.9	409	365	24	9	1	0.75	24,184,170	0.185	0.9	4,027
Total Weight of Bromine Extracted from the Wells (ton/year)										**85,234**

Notes:

(1) "*" – the information marked with "*" is provide from the Gulf Resources.

(2) "#No. 1"– 400 units of well in Plant No.1 was used by Plant No.1- 2nd branch (2265-400 units).

(3) "#No. 1-2nd branch"– 400 well units were added from Plant No.1 (80+400 units).

(4) The concentration (Bromine content) is a crucial element in Bromine extraction process, the figure adopted in the table is the laboratory testing result recently carried out by the Gulf Resource, which is not a constant value.

(5) The Pump Flow Rate is the mean flow rate of the pumps used in the well, assuming that each model/type of pump used is equal quantity.

(6) The Bromine Extraction Efficiency is the combination of blow-out rate, adsorption rate and steam-out rate.

(7) The Total Weight of Bromine extracted from the wells (ton/year), is assumed in an ideal case, with sufficient supply of brine fluid, and the down time and maintenance time of the pumps and wells are ignored.

9.3 Total Weight of Bromine manufacture from the Plants (ton/year)

Plant No.	*Pump Qty.	*Flow Rate (m3/h)	*Working Day per Year	*Working Time per Day	*Pump Efficiency	*Bromine Content (mg/l)	Bromine Extraction Efficiency	Total Volume of brine transmitted (m^3/year)	Total Weight of Bromine manufacturing (ton/year)
No. 1	1	4000	365	24	0.95	223	0.9	33,288,000	6,681
No.1 2nd branch	1	2016	365	24	0.95	211	0.9	16,777,152	3,186
No.2	1	3170	365	24	0.95	204	0.9	26,380,740	4,844
No.3	1	3170	365	24	0.95	198	0.9	26,380,740	4,701
No.4	1	2500	365	24	0.95	203	0.9	20,805,000	3,801
No.5	1	2500	365	24	0.95	207	0.9	20,805,000	3,876
No.6	2	2500	365	24	0.95	202	0.9	24,966,000	4,539
No.7	1	2016	365	24	0.95	206	0.9	16,777,152	3,110
No.8	2	2016	365	24	0.95	190	0.9	23,488,013	4,016
No.9	1	2016	365	24	0.95	185	0.9	16,777,152	2,793
									41,547

The Productivity of the Bromine Manufacturing Plants:-

Total Weight of Bromine manufacture from the Plants = 41,547 ton/year

Notes:

(1) "*" – the information marked with "*" is provided from the Gulf Resources.

(2) The concentration (Bromine content) is a crucial element in Bromine manufacturing process, the figure adopted in the table is the laboratory testing result recently carried out by the Gulf Resource, which is not a constant value.

(3) The Bromine Extraction Efficiency is the combination of blow-out rate, adsorption rate and steam-out rate.

(4) In Plant No.6, the working time of each centrifugal pump is approximately 60% of total working time.

(5) In Plant No.8, the working time of each centrifugal pump is approximately 70% of total working time.

(6) The Total Weight of Bromine manufacture from the Plants (ton/year) is assumed in an ideal case, the productivity of the manufacturing plants of the Gulf Resource, the down time and maintenance time of the plants are assumed to be negligible.

9.4 Bromine Production Information in 2010 (data provided by the Gulf Resources)

Plant No.	Bromine Sales in 2010	Bromine Production in 2010
No. 1	9,492.08	9,598.54
No.2	3,642.14	3,655.10
No.3	3,779.52	3,781.90
No.4	3,545.12	3,544.26
No.5 & 7	6,580.57	6,620.70
No.6	3,447.71	3,491.49
No.8	3,242.59	3,267.57
No.9	942.75	1,022.53
Total	34,672.48	34,982.09

9.5 Productivity of Crude Salt

In addition to Bromine, Gulf Resources also produces crude salt, which is produced from evaporation of the wastewater after the Bromine production process. Once the brine is returned to the surface and the bromine is removed, the remaining brine is pumped to on-site containing pools and then exposed to natural sunshine. This causes water to evaporate from the brine, resulting in salt being left over afterwards. Crude salt is the principal material used for alkali production as well as chlorine alkali production which are widely used in the chemical, food & beverage, and other industries.

The manufacturing process of crude salt is as follows:-

(1) Natural brine is pumped from underground through extraction wells by submersible pumps.

(2) The natural brine then passes through transmission pipelines to storage ponds.

(3) The natural brine is sent to the Bromine Manufacturing Plant where bromine is extracted from the natural brine.

(4) The wastewater discharge from the plant is then transported by pipeline to salt crystallization fields, in which the water is partly evaporated.

The crucial element of crude salt production is controlled by the geographical environment such as temperature, humidity, amount of sunlight, rainfall, wind force, frost-free period and concentration of waste water. The area of the evaporating brine exposed to incident radiation is therefore critical; this is normally interpreted as surface area of the evaporation pond but may not always. As the area covered by brine increases, the greater the potential incident radiation will be.

The Penman equation is used for estimating evaporation from an open pan of water was essentially derived from an energy balance that focuses on net radiation input (including solar and long-wave radiation) and convective heat exchange between the water and the atmosphere. Heat exchanged with the environment through the pan is ignored.

Penman's equation, incorporating some of the modifications suggested by other investigators is:

$$PET = \frac{A\,H_n + E_a\,\gamma}{A + \gamma}$$

Where PET = daily potential evapotranspiration in mm per day

A = slope of the saturation vapour pressure temperature curve at the mean air temperature, in mm of mercury per °C (Table 3.3)

H_n = net radiation in mm of evaporable water per day

E_a = parameter including wind velocity and saturation deficit

γ = psychrometric constant = 0.49 mm of mercury/ °C

The net radiation is estimated by the following equation:

$$H_n = H_a(1-r)\left[a+b\,\frac{n}{N}\right] - \sigma\, T\frac{A}{a}\left(0.56-0.092\,\sqrt{e_a}\right)\left[0.10+0.90\frac{n}{N}\right]$$

Where H_a = incident solar radiation outside the atmosphere on a horizontal surface, expressed in mm of evaporable water per day (it is a function of the latitude and period of the year as indicated in Table 3.4)

a = a constant depending upon the latitude Ø and is given by

a = 0.29 cos Ø

b = a constant with an average value of 0.52

n = actual duration of bright sunshine in hours

N = maximum possible hours of bright sunshine (it is a function of latitude as indicated in Table 3.5)

r = reflection coefficient (albedo). Usual ranges of values of r are given below.

Surface	**Range of *r* values**
Close ground corps	0.15-0.25
Bare lands	0.05-0.45
Water surface	0.05
Snow	0.45-0.95

σ = Stefand-Boltzman constant = 2.01 x10^{-9} mm/day

T_a = mean air temperature in degrees Kelvin = 273 + °C
e_a = actual mean vapour pressure in the air in mm of mercury

The parameter E_a is estimated as

$$E_a = 0.35\left[1+\frac{u_2}{160}\right](e_w-e_a)$$

in which
u_2 = mean wind speed at 2 m above ground in km/day
e_w = saturation vapour pressure at mean air temperature in mm of mercury (table 3.3)
e_a = actual vapour pressure, defined earlier.

TABLE 3.3 : SATURATION VAPOUR PRESSURE OF WATER

Temperature (°C)	Saturation vapour pressure e_w (mm of Hg)	A (mm/ °C)
0	4.58	0.30
5.0	6.54	0.45
7.5	7.78	0.54
10.0	9.21	0.60
12.5	10.87	0.71
15.0	12.79	0.80
17.5	15.00	0.95
20.0	17.54	1.05
22.5	20.44	1.24
25.0	23.76	1.40
27.5	27.54	1.61
30.0	31.82	1.85
32.5	36.68	2.07
35.0	42.81	2.35
37.0	48.36	2.62
40.0	55.32	2.95
45.0	71.20	3.66

$e_w = 4.584 \exp\left[\frac{17.27\,\tau}{237.3+\tau}\right]$ mm of Hg,

where τ = temperature in °C

Table 3.4 : MEAN MONTHLY SOLAR RADIATION AT TOP OF ATMOSPHERE
H_a IN mm OF EVAPORABLE WATER/DAY

North latitude	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
0°	14.5	15.0	15.2	14.7	13.9	13.4	13.5	14.2	14.9	15.0	14.6	14.3
10°	12.8	13.9	14.8	15.2	15.0	14.8	14.8	15.0	14.9	14.1	13.1	12.4
20°	10.8	12.3	13.9	15.2	15.7	15.8	15.7	15.3	14.4	12.9	11.2	10.3
30°	8.5	10.5	12.7	14.8	16.0	16.5	16.2	15.3	13.5	11.3	9.1	7.9
40°	6.0	8.3	11.0	13.9	15.9	16.7	16.2	14.8	12.2	9.3	6.7	5.4
50°	3.6	5.9	9.1	12.7	15.4	16.7	16.1	13.9	10.5	7.1	4.3	3.0

TABLE 3.5: MEAN MONTHLY VALUES OF POSSIBLE SUNGHINE HOURS.N

North latitude	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
0°	12.1	12.1	12.1	12.1	12.1	12.1	12.1	12.1	12.1	12.1	12.1	12.1
10°	11.6	11.8	12.1	12.4	12.6	12.7	12.6	12.4	12.9	11.9	11.7	11.5
20°	11.1	11.5	12.0	12.6	13.1	13.3	13.2	12.8	12.3	11.7	11.2	10.9
30°	10.4	11.1	12.0	12.9	13.7	14.1	13.9	13.2	12.4	11.5	10.6	10.2
40°	9.6	10.7	11.9	13.2	14.4	15.0	14.7	13.8	12.5	11.2	10.0	9.4
50°	8.6	10.1	11.8	13.8	15.4	16.4	16.0	14.5	12.7	10.8	9.1	8.1

Calculate the potential evapotranspiration from an area of crude salt crystallization fields in the month of November by Penman's formula. The following data are available:

Latitude : 36°-37° N (say 36° N)

Elevation : 6 m (above sea level)

Mean monthly temperature : 19° C

Mean relative humidity : 75%

Mean observed sunshine hours : 9 h

Wind velocity at 2 m height : 85 km / day

Nature of surface cover : Close-ground green crop

SOLUTION : From Table 3.3,
$A = 1.00$ mm/ $^{\circ}$ C
$e_w = 16.50$ mm of Hg
From Table 3.4
$H_a = 7.66$ mm of water/day
From Table 3.5
N = 10.24 h
n/N = 9/10.24=0.88

From given data
$e_a = 16.5 \times 0.75$ mm of Hg
$a = 0.29 \cos 36^{\circ} = 0.2346$
$b = 0.52$
$\sigma = 2.01 \times 10^{-9}$ mm/day
$T_a = 273+19 = 292$k
$\sigma T_a^{\ 4} = 14.613$
r = albedo for close-ground green crop is taken as 0.25

From Eq. (3.14)
$H_n = 7.66 \times (1 - 0.25) \times (0.2346 + (0.52 \times 0.88))$
$- 14.163 \times (0.56 - 0.092\sqrt{12.38}) \times (0.10 + (0.9 \times 0.88))$
$= 3.977 - 2.985$
$= 0.992$ mm of water / day

From Eq. (3.15)

$$E_a = 0.35 \times \left[1 + \frac{85}{160}\right] \times (16.50 - 12.38)$$
$$= 2.208 \text{ mm / day}$$

From Eq. (3.13), nothing the value of $\gamma = 0.49$

PET= ((1 x 0.992) + (2.208 x 0.49))/ (1.00 + 0.49)
= 1.392 mm/day
Therefore, daily potential evapotranspiration in mm per day in November is 1.392mm/day.

(1) Based on the calculation of daily potential evapotranspiration in November, we assumed that a factor of 1.3 is to adjust the annual mean monthly solar radiation at top of atmosphere. The annual evapotranspiration in mm = 1.392 x 1.3 x 365 = 661 mm/year.

(2) The following production data are provided by Gulf Resources

Plant No.	Date of Acquisition	Area				Productivity (ton)	Production in 2010 (ton)
一厂	Dec 2006	2,700	公亩	270,000	m2	10,000	9,460.00
六厂	Jan 2008	35,000	公亩	3,500,000	m2	100,000	94,515.00
七厂	Jan 2009	100,000	公亩	10,000,000	m2	200,000	155,885.00
八厂	Sep 2009	50,000	公亩	5,000,000	m2	150,000	121,954.00
九厂	Jun 2010	30,000	公亩	3,000,000	m2	100,000	29,830.00
近二厂&一厂二分厂	Dec 2010	23,000	公亩	2,300,000	m2	70,000	

(3) Productivity Assessment of Crude Salt

Plant No.	Area	Evaporation (m/year)	Evaporation (V=m3)	Average Salinity (kg/m3)	Salt product (m3)	NaCl Density (ton/m3)	Total weight of Salt (ton/year)
一厂	270,000 m2	0.661	178,470	40	4,462	2.165	9,660
六厂	3,500,000 m2	0.661	2,313,500	40	57,838	2.165	125,218
七厂	10,000,000 m2	0.661	6,610,000	40	165,250	2.165	357,766
八厂	5,000,000 m2	0.661	3,305,000	40	82,625	2.165	178,883
九厂	3,000,000 m2	0.661	1,983,000	40	49,575	2.165	107,330
近二厂&一厂二分厂	2,300,000 m2	0.661	1,520,300	40	38,008	2.165	82,286
Total :					**397,757**		**861,143**

The maximum productivity of Crude Salt = **861,143 tonnes/year**

Notes:

(i) The above capacity assessment of crude salt production is in an ideal situation, and we assumed that the entire area of storage ponds and crystallization fields are used for production.

(ii) It is assumed that the supply of waste water is sufficient for evapotranspiration.

(iii) The average salinity is reference to the "Environmental Balance of Salt Production Speaks in Favor of Solar Saltworks" and "Feasibility of Salt Production from inland RO Desalination Plant Reject Brine: A Case Study".

10. CONCLUSION

We concluded that in an ideal situation, the maximum total production capacity of Bromine and crude salt are 41,547 tonnes per year and 861,143 tonnes per year respectively. The breakdown of the estimated maximum production by manufacturing plant is tabulated below.

Plant No.	Estimated Maximum production capacity of Bromine (ton/year)
No. 1(include 2nd branch)	9,867
No.2	4,844
No.3	4,701
No.4	3,801
No.5	3,876
No.6	4,539
No.7	3,110
No.8	4,016
No.9	2,793
Total:	**41,547**

Plant No.	Estimated Maximum production capacity of Crude Salt (ton/year)
No.1	9,660
No.6	125,218
No.7	357,766
No.8	178,883
No.9	107,330
Near No.2 & No.1 2nd branch	82,286
Total :	**861,143**

Respectfully submitted,
For and on behalf of
GRANT SHERMAN APPRAISAL LIMITED

Keith C.C. Yan, ASA
Managing Director

Investigation and report by:
Keith C.C. Yan, ASA
Sunny C.K. Lee, MASE, AMHKIE, AMIMechE

Appendix A – Location Plan of Manufacturing Plant


Guang
No.3
Bohai Bay
Thorpe
Yangkou
No.1
No.7
No.4
No.2
Renjiazhuangzi
Zhengjia
zhuangzi
No.9
No.8
Dajiawa
y
No.6
Yingli
Yangzi

Appendix B – Photo Record of Manufacturing Plants





Appendix B – Photo Record of Manufacturing Plants





Appendix B – Photo Record of Manufacturing Plants





Appendix B – Photo Record of Manufacturing Plants


18.10.2011



Appendix B – Photo Record of Manufacturing Plants





Appendix B – Photo Record of Manufacturing Plants





Appendix B – Photo Record of Manufacturing Plants





<u>**Appendix B – Photo Record of Manufacturing Plants**</u>





Appendix B – Photo Record of Manufacturing Plants





Appendix B – Photo Record of Manufacturing Plants




19.10.2011

CERTIFICATION

I certify that, to the best of my knowledge and belief:

- The statements of fact contained in this report are true and correct.
- The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limited conditions and are my personal, impartial, and unbiased professional analyses, opinions, and conclusions.
- I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest with respect to the parties involved.
- I have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.
- My engagement in this assignment was not contingent upon developing or reporting predetermined results.
- My compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.
- My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the *Uniform Standards of Professional Appraisal Practice.*
- Anyone provided significant assistance to the person signing this certification is identified in the report.

Keith C.C. Yan, ASA

CERTIFICATION

I certify that, to the best of my knowledge and belief:

- The statements of fact contained in this report are true and correct.
- The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limited conditions and are my personal, impartial, and unbiased professional analyses, opinions, and conclusions.
- I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest with respect to the parties involved.
- I have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.
- My engagement in this assignment was not contingent upon developing or reporting predetermined results.
- My compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.
- My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the *Uniform Standards of Professional Appraisal Practice.*
- Anyone provided significant assistance to the person signing this certification is identified in the report.

Sunny C.K. Lee, MSc, BEng,
MSAE, AMHKIE, AMIMechE

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